Exhibit 99.1

FULTON FINANCIAL
CORPORATION
FOR IMMEDIATE RELEASE
Media Contact: Lacey Dean (717) 735-8688
Investor Contact: Rick Kraemer (717) 327-2567

Fulton Financial Corporation Announces 2025 Fourth Quarter and Full-Year Results

(January 21, 2026) – Lancaster, PA – Fulton Financial Corporation (NASDAQ: FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $96.4 million, or $0.53 per diluted share, for the fourth quarter of 2025, a decrease of $1.5 million in comparison to the third quarter of 2025. Operating net income available to common shareholders for the three months ended December 31, 2025 was $99.4 million(1), or $0.55 per diluted share(1), a decrease of $1.9 million in comparison to the third quarter of 2025.

Net income available to common shareholders for the year ended December 31, 2025 was $381.4 million, or $2.08 per diluted share, an increase of $102.9 million, or $0.51 per diluted share, in comparison to the year ended December 31, 2024. Operating net income available to common shareholders for the year ended December 31, 2025, was $396.8 million(1), or $2.16 per diluted share(1), an increase of $68.7 million, or $0.31 per diluted share, in comparison to the year ended December 31, 2024.

"The strength of our strategy and the dedication of our team combined to generate a 17% increase in our operating diluted earnings per share," said Curtis J. Myers, Fulton Chairman, CEO and President. "In 2025, we delivered value to customers, expanded our team and customer base, and generated solid financial performance."

Financial Highlights

Fourth quarter of 2025 operating results of $0.55 per diluted share(1) were impacted by the following items:

•Solid net interest margin of 3.59%, with a 13 basis point decrease in total cost of funds compared to the prior quarter.

•Non-interest income decreased $0.4 million to $70.0 million compared to $70.4 million in the prior quarter.

•Non-interest expense increased $16.4 million to $213.0 million compared to $196.6 million in the prior quarter. Operating non-interest expense increased $12.7 million to $204.1 million(1) compared to $191.4 million in the prior quarter.

•Provision for credit losses was $2.9 million resulting in an allowance for credit losses attributable to net loans of $364.5 million, or 1.51% of total net loans as of December 31, 2025.

•Common equity tier 1 capital ratio(2) increased to approximately 11.8% compared to 11.6% in the prior quarter.

•During the fourth quarter of 2025, 1,082,678 shares of the Corporation's common stock were repurchased under the 2025 Repurchase Program(3) at a cost of $19.9 million or an average of $18.34 per share. The Corporation repurchased $59.0 million of common stock under the 2025 Repurchase Program as of December 31, 2025.

•On December 16, 2025, the Corporation announced that its Board of Directors approved the 2026 Repurchase Program(4). Under the 2026 Repurchase Program, the Corporation is authorized to repurchase up to $150 million of shares of its common stock and certain other securities.

The following items highlight notable changes in the components of net income in the fourth quarter of 2025 compared to the third quarter of 2025:

•Net interest income totaled $266.0 million, an increase of $1.8 million. A $5.9 million decrease in interest expense on deposits, a $3.6 million decrease in interest expense on other borrowings and other interest-bearing liabilities and a $1.3 million increase in interest income on other interest-earning assets were partially offset by decreases of $6.4 million in interest income on net loans and $2.4 million in interest income on investments securities. Purchase loan mark accretion from loans acquired in the Acquisition(5) was $10.5 million in the fourth quarter of 2025 compared to $12.7 million in the prior quarter.

•Non-interest income before investment securities gains (losses) was $70.0 million compared to $70.4 million in the prior quarter. The $0.4 million decrease was primarily due to a decrease of $1.7 million in income from equity method investments and a $1.1 million gain on sale of commercial loans in the prior quarter, both reflected in other non-interest income, which were partially offset by increases of $1.2 million in wealth management revenues, $0.9 million in commercial customer derivative fee income, reflected in capital markets income, and $0.6 million in small business administration income, reflected in other commercial banking income.

•Non-interest expense was $213.0 million compared to $196.6 million in the prior quarter. The $16.4 million increase in non-interest expense was primarily due to a $10.4 million increase in salaries and employee benefits expense largely due to increases of $7.5 million in incentive compensation expense, $1.0 million in employee healthcare expense and $0.6 million in employee severance expense. Additionally, increases of $1.6 million in net occupancy expense largely due to snow removal and maintenance costs, and $1.2 million in data processing and software expense contributed to the increase in non-interest expense.

Balance Sheet Summary

•Total net loans totaled $24.1 billion, an increase of $103.4 million, compared to $24.0 billion as of September 30, 2025. The increase was largely due to increases of $73.4 million in consumer loans(6) and $30.0 million in commercial loans.(6)

•Deposits totaled $26.6 billion, an increase of $256.9 million, compared to $26.3 billion as of September 30, 2025. The increase was primarily due to increases of $145.4 million in brokered deposits, $119.9 million in noninterest-bearing demand deposits and $95.2 million in savings deposits, partially offset by decreases of $65.2 million in interest-bearing demand deposits and $38.3 million in time deposits.

Provision for Credit Losses and Asset Quality

•The provision for credit losses was $2.9 million in the fourth quarter of 2025, resulting in a $364.5 million allowance for credit losses attributable to net loans, or 1.51% of total net loans as of December 31, 2025, compared to $376.3 million, or 1.57% of total net loans as of September 30, 2025.

•Non-performing assets were $185.2 million, or 0.58% of total assets, as of December 31, 2025, in comparison to $201.0 million, or 0.63% of total assets, as of September 30, 2025.

•Annualized net charge-offs for the fourth quarter of 2025 were 0.24% of total average loans in comparison to 0.18% in the prior quarter.

Additional information on Fulton is available on the Internet at www.fultonbank.com.
(1) Financial measure derived by methods other than generally accepted accounting principles ("GAAP"). Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of the press release.
(2) Regulatory capital ratios as of December 31, 2025, are preliminary estimates and prior periods are actual.

(3) The 2025 Repurchase Program represented the authorization, commencing on January 1, 2025 and expiring on December 31, 2025, to repurchase up to $125 million of the Corporation’s common stock. Under this authorization, up to $25 million of the $125 million authorization could be used to repurchase the Corporation’s preferred stock and outstanding subordinated notes due 2030. As permitted by securities laws and other legal requirements and subject to market conditions and other factors, purchases were made from time to time under the 2025 Repurchase Program in open market or privately negotiated transactions, including without limitation, through accelerated share repurchase transactions.

(4) The 2026 Repurchase Program represents the authorization, commencing on January 1, 2026 and expiring on January 31, 2027, to repurchase up to $150 million, excluding fees, commissions, excise tax and other ancillary expenses, of the Corporation’s common stock. Under this authorization, up to $25 million of the $150 million authorization may be used to repurchase the Corporation’s preferred stock, outstanding subordinated notes due 2030 or outstanding subordinated notes due 2035. As permitted by securities laws and other legal requirements and subject to market conditions and other factors, purchases may be made from time to time under the 2026 Repurchase Program in open market or privately negotiated transactions, including without limitation, through accelerated share repurchase transactions. The 2026 Repurchase Program may be discontinued at any time.

(5) On April 26, 2024, the Corporation announced that its wholly owned banking subsidiary, Fulton Bank, National Association ("Fulton Bank"), acquired substantially all of the assets and assumed substantially all of the deposits and certain liabilities of Republic First Bank, doing business as Republic Bank ("Republic Bank"), from the Federal Deposit Insurance Corporation (the "FDIC"), as receiver for Republic Bank (the "Acquisition"), pursuant to the terms of the Purchase and Assumption Agreement - Whole Bank, All Deposits, effective as of April 26, 2024 among the FDIC, as receiver of Republic Bank, the FDIC and Fulton Bank.

(6) Commercial loans include real estate - commercial mortgage, commercial and industrial, leases and other loans and includes a decrease in commercial construction loans of $158.4 million, reflected in real estate - construction. Consumer loans include real estate - residential mortgage, real estate - home equity, consumer and includes a decrease of $6.1 million in residential construction loans, reflected in real estate - construction.

Note: Some numbers contained in this document may not sum due to rounding.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, September 30, 2025 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the "SEC") and are, or will be, available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov), including, without limitation, the Cautionary Note Regarding Forward-Looking Statements set forth in the Current Report on Form 8-K filed by the Corporation on November 25, 2025.

Non-GAAP Financial Measures

The Corporation uses certain financial measures in this press release that have been derived from methods other than GAAP. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this press release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(dollars in thousands, except per share and shares data)
	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2025	2025	2025	2025	2024
Ending Balances
Investment securities(1)	$4,833,744	$5,045,270	$5,093,027	$5,071,323	$4,806,468
Net loans	24,144,884	24,041,489	24,012,539	23,862,574	24,044,919
Total assets	32,118,400	31,995,086	32,040,448	32,132,028	32,071,810
Deposits	26,589,407	26,332,490	26,138,067	26,328,972	26,129,433
Shareholders' equity	3,490,447	3,413,598	3,329,246	3,274,321	3,197,325

Average Balances
Investment securities(1)	4,921,669	5,025,072	5,084,371	4,906,952	4,771,537
Net loans	24,053,089	24,020,322	23,899,743	24,006,863	24,068,784
Total assets	32,013,163	31,924,038	31,901,574	31,971,601	32,098,852
Deposits	26,537,659	26,298,680	26,125,602	26,169,883	26,313,378
Shareholders' equity	3,464,539	3,361,368	3,304,015	3,254,125	3,219,026

Income Statement
Net interest income	266,042	264,198	254,921	251,187	253,659
Provision for credit losses	2,948	10,245	8,607	13,898	16,725
Non-interest income	69,980	70,407	69,148	67,232	65,924
Non-interest expense	212,986	196,574	192,811	189,460	216,615
Income before taxes	120,088	127,786	122,651	115,061	86,243
Net income available to common shareholders	96,408	97,892	96,636	90,425	66,058

Per Share
Net income available to common shareholders (basic)	$0.53	$0.54	$0.53	$0.50	$0.36
Net income available to common shareholders (diluted)	$0.53	$0.53	$0.53	$0.49	$0.36
Operating net income available to common shareholders(2)	$0.55	$0.55	$0.55	$0.52	$0.48
Cash dividends	$0.19	$0.18	$0.18	$0.18	$0.18
Common shareholders' equity	$18.33	$17.81	$17.20	$16.91	$16.50
Common shareholders' equity (tangible)(2)	$14.92	$14.39	$13.78	$13.46	$13.01
Weighted average shares (basic)	180,405	181,658	182,261	182,179	182,032
Weighted average shares (diluted)	182,197	183,349	183,813	184,077	183,867
(1) Includes related unrealized holding gains (losses) for available for sale ("AFS") securities.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this press release.

	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2025	2025	2025	2025	2024
Asset Quality
Net charge-offs to average loans (annualized)	0.24%	0.18%	0.20%	0.21%	0.22%
Non-performing loans to total net loans	0.76%	0.83%	0.89%	0.82%	0.92%
Non-performing assets to total assets	0.58%	0.63%	0.67%	0.62%	0.69%
ACL - loans(1) to total loans	1.51%	1.57%	1.57%	1.59%	1.58%
ACL - loans(1) to non-performing loans	198%	189%	177%	193%	172%

Profitability
Return on average assets	1.23%	1.25%	1.25%	1.18%	0.85%
Operating return on average assets(2)	1.27%	1.29%	1.30%	1.25%	1.14%
Return on average common shareholders' equity	11.69%	12.26%	12.46%	11.98%	8.68%
Operating return on average common shareholders' equity (tangible)(2)	14.86%	15.79%	16.26%	15.95%	14.83%
Net interest margin	3.59%	3.57%	3.47%	3.43%	3.41%
Efficiency ratio(2)	60.0%	56.5%	57.1%	56.7%	58.4%
Non-interest expense to total average assets	2.64%	2.44%	2.42%	2.40%	2.68%
Operating non-interest expense to total average assets(2)	2.53%	2.38%	2.36%	2.32%	2.36%

Capital Ratios(3)
Tangible common equity ratio ("TCE")(2)	8.5%	8.3%	8.0%	7.8%	7.5%
Tier 1 leverage ratio	9.7%	9.6%	9.4%	9.2%	9.0%
Common equity Tier 1 capital ratio	11.8%	11.6%	11.3%	11.1%	10.8%
Tier 1 risk-based capital ratio	12.6%	12.4%	12.1%	11.9%	11.5%
Total risk-based capital ratio	15.2%	15.0%	14.7%	14.5%	14.3%

(1) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this press release.
(3) Regulatory capital ratios as of December 31, 2025 are preliminary estimates and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2025	2025	2025	2025	2024
ASSETS
Cash and due from banks	$271,463	$307,267	$362,280	$388,503	$279,041
Other interest-earning assets	911,155	643,111	583,899	778,117	924,404
Loans held for sale	16,316	19,875	23,281	15,965	25,618
Investment securities	4,833,744	5,045,270	5,093,027	5,071,323	4,806,468
Net loans	24,144,884	24,041,489	24,012,539	23,862,574	24,044,919
Less: ACL - loans(1)	(364,462)	(376,258)	(377,337)	(379,677)	(379,156)
Loans, net	23,780,422	23,665,231	23,635,202	23,482,897	23,665,763
Net premises and equipment	175,240	178,644	184,290	186,873	195,527
Accrued interest receivable	113,698	114,003	117,130	116,215	117,029
Goodwill and intangible assets	612,996	618,361	623,729	629,189	635,458
Other assets	1,403,366	1,403,324	1,417,610	1,462,946	1,422,502
Total Assets	$32,118,400	$31,995,086	$32,040,448	$32,132,028	$32,071,810
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$26,589,407	$26,332,490	$26,138,067	$26,328,972	$26,129,433
Borrowings	1,297,375	1,471,961	1,773,900	1,657,200	1,782,048
Other liabilities	741,171	777,037	799,235	871,535	963,004
Total Liabilities	28,627,953	28,581,488	28,711,202	28,857,707	28,874,485
Shareholders' equity	3,490,447	3,413,598	3,329,246	3,274,321	3,197,325
Total Liabilities and Shareholders' Equity	$32,118,400	$31,995,086	$32,040,448	$32,132,028	$32,071,810

LOANS, DEPOSITS AND BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$9,820,944	$9,734,156	$9,678,038	$9,676,517	$9,601,858
Commercial and industrial	4,539,060	4,437,905	4,541,765	4,531,266	4,605,589
Real estate - residential mortgage	6,669,993	6,617,017	6,511,687	6,409,657	6,349,643
Real estate - home equity	1,242,831	1,214,399	1,193,410	1,170,470	1,160,616
Real estate - construction	970,298	1,134,748	1,155,099	1,175,445	1,394,899
Consumer	564,349	566,291	583,949	597,305	616,856
Leases and other loans(2)	337,409	336,973	348,591	301,914	315,458
Total Net Loans	$24,144,884	$24,041,489	$24,012,539	$23,862,574	$24,044,919
Deposits, by type:
Noninterest-bearing demand	$5,256,096	$5,136,210	$5,337,771	$5,435,934	$5,499,760
Interest-bearing demand	7,970,188	8,035,393	7,593,083	7,804,388	7,843,604
Savings	8,512,829	8,417,678	8,271,925	8,208,526	7,792,114
Total demand and savings	21,739,113	21,589,281	21,202,779	21,448,848	21,135,478
Brokered	855,042	709,667	817,398	738,458	843,857
Time	3,995,252	4,033,542	4,117,890	4,141,666	4,150,098
Total Deposits	$26,589,407	$26,332,490	$26,138,067	$26,328,972	$26,129,433
Borrowings, by type:
Federal Home Loan Bank advances	$250,000	$450,000	$800,000	$750,000	$850,000
Senior debt and subordinated debt	367,637	367,557	367,476	367,396	367,316
Other borrowings	679,738	654,404	606,424	539,804	564,732
Total Borrowings	$1,297,375	$1,471,961	$1,773,900	$1,657,200	$1,782,048

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except per share and share data)
	Three months ended					Year ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Dec 31
	2025	2025	2025	2025	2024	2025	2024
Net Interest Income:
Interest income	$403,416	$411,006	$402,761	$399,692	$414,368	$1,616,874	$1,582,196
Interest expense	137,374	146,808	147,840	148,505	160,709	580,527	621,871
Net Interest Income	266,042	264,198	254,921	251,187	253,659	1,036,347	960,325
Provision for credit losses	2,948	10,245	8,607	13,898	16,725	35,698	71,636
Net Interest Income after Provision	263,094	253,953	246,314	237,289	236,934	1,000,649	888,689
Non-Interest Income:
Wealth management	23,879	22,639	22,281	21,785	22,002	90,584	84,743
Commercial banking:
Merchant and card	6,847	7,327	7,376	6,591	7,082	28,141	29,186
Cash management	8,374	8,335	8,376	7,799	7,633	32,884	28,106
Capital markets	3,730	2,908	2,945	2,411	2,797	11,995	11,033
Other commercial banking	5,162	4,595	4,734	4,528	4,942	19,018	16,657
Total commercial banking	24,113	23,165	23,431	21,329	22,454	92,038	84,982
Consumer banking:
Card	8,366	8,246	7,958	7,544	8,064	32,114	30,914
Overdraft	4,109	4,153	3,817	3,295	3,644	15,373	13,764
Other consumer banking	2,967	2,775	2,753	2,229	2,601	10,725	10,826
Total consumer banking	15,442	15,174	14,528	13,068	14,309	58,212	55,504
Mortgage banking	3,636	3,711	3,991	3,138	3,759	14,477	13,943
Gain on acquisition, net of tax	—	—	—	—	(2,689)	—	36,996
Other	2,910	5,718	4,917	7,914	6,089	21,457	19,846
Non-interest income before investment securities (losses) gains	69,980	70,407	69,148	67,234	65,924	276,768	296,014
Investment securities (losses) gains, net	—	—	—	(2)	—	(2)	(20,283)
Total Non-Interest Income	69,980	70,407	69,148	67,232	65,924	276,766	275,731
Non-Interest Expense:
Salaries and employee benefits	121,632	111,265	107,123	103,526	107,886	443,546	432,821
Data processing and software	19,695	18,535	18,262	18,599	19,550	75,091	77,882
Net occupancy	17,554	15,954	16,410	18,207	16,417	68,125	69,359
Other outside services	13,105	12,951	12,009	11,837	14,531	49,902	60,586
Intangible amortization	5,365	5,368	5,460	6,269	6,282	22,462	17,830
FDIC insurance	4,540	5,089	4,951	5,597	5,921	20,178	23,829
Equipment	4,001	3,926	4,100	4,150	4,388	16,176	17,850
Professional fees	2,088	2,320	2,163	(1,078)	3,387	5,493	10,857
Marketing	1,694	2,470	2,604	2,521	2,695	9,288	8,958
Acquisition-related expenses	802	—	—	380	9,637	1,182	37,635
Other	22,510	18,696	19,729	19,452	25,921	80,386	62,184
Total Non-Interest Expense	212,986	196,574	192,811	189,460	216,615	791,829	819,791
Income Before Income Taxes	120,088	127,786	122,651	115,061	86,243	485,586	344,629
Income tax expense	21,118	27,332	23,453	22,074	17,623	93,977	55,886
Net Income	98,970	100,454	99,198	92,987	68,620	391,609	288,743
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,562)	(2,562)	(10,248)	(10,248)
Net Income Available to Common Shareholders	$96,408	$97,892	$96,636	$90,425	$66,058	$381,361	$278,495

	Three months ended					Year ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Dec 31
	2025	2025	2025	2025	2024	2025	2024
PER SHARE:
Net income available to common shareholders (basic)	$0.53	$0.54	$0.53	$0.50	$0.36	$2.10	$1.59
Net income available to common shareholders (diluted)	$0.53	$0.53	$0.53	$0.49	$0.36	$2.08	$1.57
Cash dividends	$0.19	$0.18	$0.18	$0.18	$0.18	$0.73	$0.69

Weighted average shares (basic)	180,405	181,658	182,261	182,179	182,032	181,621	175,523
Weighted average shares (diluted)	182,197	183,349	183,813	184,077	183,867	183,289	177,223

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Three months ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$24,053,089	$352,014	5.82%	$24,020,322	$358,443	5.93%	$24,068,784	$360,642	5.97%
Investment securities(3)	5,159,396	47,007	3.64%	5,330,905	49,442	3.70%	5,033,765	44,616	3.54%
Other interest-earning assets	820,025	8,811	4.27%	622,832	7,557	4.83%	1,086,536	13,453	4.93%
Total Interest-Earning Assets	30,032,510	407,832	5.40%	29,974,059	415,442	5.51%	30,189,085	418,711	5.53%

Noninterest-earning assets:
Cash and due from banks	284,768			312,578			288,867
Premises and equipment	178,194			181,116			183,801
Other assets	1,898,152			1,837,179			1,816,421
Less: ACL - loans(4)	(380,461)			(380,894)			(379,322)
Total Assets	$32,013,163			$31,924,038			$32,098,852

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing liabilities:
Demand deposits	$7,984,980	$33,831	1.68%	$7,876,227	$36,369	1.83%	$7,838,590	$37,952	1.93%
Savings deposits	8,519,075	47,219	2.20%	8,391,379	48,237	2.28%	7,806,303	47,280	2.41%
Brokered deposits	803,755	8,325	4.11%	694,486	7,689	4.39%	877,526	10,619	4.81%
Time deposits	3,986,459	34,996	3.48%	4,097,195	37,942	3.67%	4,232,849	46,023	4.33%
Total Interest-Bearing Deposits	21,294,269	124,371	2.32%	21,059,287	130,237	2.45%	20,755,268	141,874	2.72%

Borrowings and other interest-bearing liabilities	1,345,837	13,003	3.83%	1,564,996	16,571	4.20%	1,847,431	18,835	4.06%
Total Interest-Bearing Liabilities	22,640,106	137,374	2.41%	22,624,283	146,808	2.57%	22,602,699	160,709	2.83%

Noninterest-bearing liabilities:
Demand deposits	5,243,390			5,239,393			5,558,110
Other liabilities	665,128			698,994			719,017
Total Liabilities	28,548,624			28,562,670			28,879,826
Total Deposits	26,537,659		1.86%	26,298,680		1.96%	26,313,378		2.14%
Total interest-bearing liabilities and non-interest bearing deposits (cost of funds)	27,883,496		1.96%	27,863,676		2.09%	28,160,809		2.27%

Shareholders' equity	3,464,539			3,361,368			3,219,026
Total Liabilities and Shareholders' Equity	$32,013,163			$31,924,038			$32,098,852

Net interest income/net interest margin (fully taxable equivalent)		270,458	3.59%		268,634	3.57%		258,002	3.41%
Tax equivalent adjustment		(4,416)			(4,436)			(4,343)
Net Interest Income		$266,042			$264,198			$253,659

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for AFS securities; the related unrealized holding gains (losses) are included in other assets.
(4) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED)
(dollars in thousands)
	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2025	2025	2025	2025	2024
Loans, by type:
Real estate - commercial mortgage	$9,785,717	$9,721,395	$9,652,320	$9,655,283	$9,595,996
Commercial and industrial	4,473,522	4,494,662	4,530,085	4,608,401	4,730,101
Real estate - residential mortgage	6,646,318	6,560,413	6,448,443	6,367,978	6,319,205
Real estate - home equity	1,223,293	1,191,465	1,179,109	1,160,713	1,116,665
Real estate - construction	1,014,343	1,125,130	1,172,138	1,296,090	1,312,245
Consumer	577,136	590,658	599,505	615,741	665,261
Leases and other loans(1)	332,760	336,599	318,142	302,657	329,311
Total Net Loans	$24,053,089	$24,020,322	$23,899,742	$24,006,863	$24,068,784

Deposits, by type:
Noninterest-bearing demand	$5,243,390	$5,239,393	$5,303,997	$5,412,063	$5,558,110
Interest-bearing demand	7,984,980	7,876,227	7,800,881	7,753,586	7,838,590
Savings	8,519,075	8,391,379	8,219,637	7,971,728	7,806,303
Total demand and savings	21,747,445	21,506,999	21,324,515	21,137,377	21,203,003
Brokered	803,755	694,486	688,957	904,722	877,526
Time	3,986,459	4,097,195	4,112,130	4,127,784	4,232,849
Total Deposits	$26,537,659	$26,298,680	$26,125,602	$26,169,883	$26,313,378

Borrowings, by type:
Federal funds purchased	$54	$—	$1,099	$—	$54
Federal Home Loan Bank advances	237,880	484,022	712,198	709,367	727,957
Senior debt and subordinated debt	367,598	367,517	367,438	367,357	449,795
Other borrowings and other interest-bearing liabilities	740,305	713,456	675,511	678,176	669,625
Total Borrowings	$1,345,837	$1,564,995	$1,756,246	$1,754,900	$1,847,431

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Year ended December 31,
	2025			2024
	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$23,995,200	$1,407,669	5.87%	$23,145,114	$1,406,216	6.08%
Investment securities(3)	5,270,122	193,154	3.66%	4,486,726	143,317	3.19%
Other interest-earning assets	729,300	33,731	4.63%	962,971	50,578	5.25%
Total Interest-Earning Assets	29,994,622	1,634,554	5.45%	28,594,811	1,600,111	5.60%

Noninterest-Earning assets:
Cash and due from banks	294,284			295,156
Premises and equipment	184,342			197,823
Other assets	1,862,326			1,761,083
Less: ACL - loans(4)	(382,941)			(375,743)
Total Assets	$31,952,633			$30,473,130

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$7,854,613	$139,134	1.77%	$7,049,915	$128,969	1.83%
Savings deposits	8,277,276	188,019	2.27%	7,364,106	180,455	2.45%
Brokered deposits	772,488	33,547	4.34%	981,060	51,691	5.27%
Time deposits	4,080,550	153,993	3.77%	3,747,029	160,744	4.29%
Total Interest-Bearing Deposits	20,984,927	514,693	2.45%	19,142,110	521,859	2.73%

Borrowings and other interest-bearing liabilities	1,604,263	65,834	4.10%	2,280,382	100,012	4.39%
Total Interest-Bearing Liabilities	22,589,190	580,527	2.57%	21,422,492	621,871	2.90%

Noninterest-Bearing liabilities:
Demand deposits	5,299,084			5,394,518
Other liabilities	717,729			630,478
Total Liabilities	28,606,003			27,447,488
Total Deposits	26,284,011		1.96%	24,536,628		2.13%
Total interest-bearing liabilities and non-interest bearing deposits (cost of funds)	27,888,274		2.08%	26,817,010		2.32%

Shareholders' equity	3,346,630			3,025,642
Total Liabilities and Shareholders' Equity	$31,952,633			$30,473,130

Net interest income/net interest margin (fully taxable equivalent)		1,054,027	3.51%		978,240	3.42%
Tax equivalent adjustment		(17,680)			(17,915)
Net Interest Income		$1,036,347			$960,325

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for AFS; the related unrealized holding gains (losses) are included in other assets.
(4) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED)
(dollars in thousands)

	Year ended December 31,
	2025	2024
Loans, by type:
Real estate - commercial mortgage	$9,704,084	$9,052,738
Commercial and industrial	4,526,210	4,779,254
Real estate - residential mortgage	6,506,700	5,925,708
Real estate - home equity	1,188,824	1,060,520
Real estate - construction	1,151,081	1,275,562
Consumer	595,640	725,308
Leases and other loans(1)	322,661	326,024
Total Net Loans	$23,995,200	$23,145,114

Deposits, by type:
Noninterest-bearing demand	$5,299,084	$5,394,518
Interest-bearing demand	7,854,613	7,049,915
Savings	8,277,276	7,364,106
Total demand and savings	21,430,973	19,808,539
Brokered	772,488	981,060
Time	4,080,550	3,747,029
Total Deposits	$26,284,011	$24,536,628

Borrowings, by type:
Federal funds purchased	$288	$51,306
Federal Home Loan Bank advances	534,433	804,328
Senior debt and subordinated debt	367,478	514,073
Other borrowings and other interest-bearing liabilities	702,064	910,675
Total Borrowings	$1,604,263	$2,280,382

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
(dollars in thousands)
	Three months ended					Year ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Dec 31	Dec 31
	2025	2025	2025	2025	2024	2025	2024
Allowance for credit losses related to net loans:
Balance at beginning of period	$376,258	$377,337	$379,677	$379,156	$375,961	$379,156	$293,404

CECL day 1 provision expense(1)	—	—	—	—	—	—	23,444
Initial purchased credit deteriorated allowance for credit losses	—	—	—	—	(136)	—	54,631
Loans charged off:
Real estate - commercial mortgage	(14,104)	(3,906)	(6,402)	(12,106)	(2,844)	(36,518)	(13,186)
Commercial and industrial	(5,295)	(5,847)	(5,780)	(3,865)	(9,480)	(20,787)	(26,585)
Real estate - residential mortgage	(58)	(394)	(258)	(343)	(55)	(1,053)	(1,472)
Consumer and home equity	(2,212)	(2,527)	(1,885)	(2,193)	(2,179)	(8,817)	(8,490)
Real estate - construction	—	(5,286)	(100)	—	—	(5,386)	—
Leases and other loans(2)	(1,140)	(1,479)	(1,491)	(1,527)	(1,768)	(5,637)	(4,696)
Total loans charged off	(22,809)	(19,439)	(15,916)	(20,034)	(16,326)	(78,198)	(54,429)
Recoveries of loans previously charged off:
Real estate - commercial mortgage	633	4,307	133	374	199	5,447	603
Commercial and industrial	6,592	3,205	2,628	5,952	1,387	18,377	4,440
Real estate - residential mortgage	230	33	203	174	104	640	472
Consumer and home equity	861	726	899	660	974	3,146	3,357
Real estate - construction	—	47	99	82	47	227	382
Leases and other loans(2)	146	192	240	201	194	780	730
Total recoveries of loans previously charged off	8,462	8,510	4,202	7,443	2,905	28,617	9,984
Net loans charged off	(14,347)	(10,929)	(11,714)	(12,591)	(13,421)	(49,581)	(44,445)
Provision for credit losses(1)	2,551	9,850	9,374	13,112	16,752	34,887	52,122
Balance at end of period	$364,462	$376,258	$377,337	$379,677	$379,156	$364,462	$379,156
Net charge-offs to average loans(3)	0.24%	0.18%	0.20%	0.21%	0.22%	0.21%	0.19%

Provision for credit losses related to OBS Credit Exposures
Provision for credit losses(1)	$397	$395	$(767)	$786	$(27)	$811	$(3,930)

NON-PERFORMING ASSETS:
Non-accrual loans	$153,872	$150,137	$182,942	$162,426	$189,293
Loans 90 days past due and accruing	29,924	48,597	29,949	34,367	30,781
Total non-performing loans	183,796	198,734	212,891	196,793	220,074
Other real estate owned	1,365	2,305	2,706	2,193	2,621
Total non-performing assets	$185,161	$201,039	$215,597	$198,986	$222,695

NON-PERFORMING LOANS, BY TYPE:
Commercial and industrial	$47,756	$48,817	$45,565	$42,913	$43,677
Real estate - commercial mortgage	74,981	87,789	90,852	88,081	102,359
Real estate - residential mortgage	45,569	44,689	37,703	46,878	45,901
Consumer and home equity	11,875	12,658	11,109	12,682	14,374
Real estate - construction	2,267	3,461	25,602	3,666	1,746
Leases and other loans(2)	1,348	1,320	2,060	2,573	12,017
Total non-performing loans	$183,796	$198,734	$212,891	$196,793	$220,074

(1) The sum of these amounts are reflected in the provision for credit losses in the Condensed Consolidated Statements of Income.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.
(3) Quarterly results are annualized.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in thousands, except per share and share data)

Explanatory note:	This press release contains supplemental financial information, as detailed below, that has been derived by methods other than GAAP. The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:

	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2025	2025	2025	2025	2024
Operating net income available to common shareholders
Net income available to common shareholders	$96,408	$97,892	$96,636	$90,425	$66,058
Less: Other (1)	(4,989)	(738)	(9)	(122)	(269)
Plus: Gain on acquisition, net of tax	—	—	—		2,689
Plus: Core deposit intangible amortization	5,255	5,255	5,346	6,155	6,155
Plus: Acquisition-related expense	802	—	—	380	9,637
Plus: FDIC special assessment	(95)	—	—	—	—
Plus: FultonFirst implementation and asset disposals	2,795	(207)	(270)	(47)	10,001
Less: Tax impact of adjustments	(791)	(905)	(1,064)	(1,337)	(5,360)
Operating net income available to common shareholders (numerator)	$99,385	$101,297	$100,639	$95,454	$88,911

Weighted average shares (diluted) (denominator)	182,197	183,349	183,813	184,077	183,867

Operating net income available to common shareholders, per share (diluted)	$0.55	$0.55	$0.55	$0.52	$0.48

Common shareholders' equity (tangible), per share
Shareholders' equity	$3,490,447	$3,413,598	$3,329,246	$3,274,321	$3,197,325
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(612,996)	(618,361)	(623,729)	(629,189)	(635,458)
Tangible common shareholders' equity (numerator)	$2,684,573	$2,602,359	$2,512,639	$2,452,254	$2,368,989

Shares outstanding, end of period (denominator)	179,895	180,865	182,379	182,204	182,089

Common shareholders' equity (tangible), per share	$14.92	$14.39	$13.78	$13.46	$13.01

(1) Includes loan recovery adjustments of $5.0 million and $0.6 million in the fourth quarter of 2025 and the third quarter of 2025, respectively, reflected in the provision for credit losses related to a loan acquired in the Acquisition.

	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2025	2025	2025	2025	2024
Operating return on average assets
Net income	$98,970	$100,454	$99,198	$92,987	$68,620
Less: Other (1)	(4,989)	(738)	(9)	(122)	(269)
Less: Gain on acquisition, net of tax	—	—	—	—	2,689
Plus: Core deposit intangible amortization	5,255	5,255	5,346	6,155	6,155
Plus: Acquisition-related expense	802	—	—	380	9,637
Plus: FDIC special assessment	(95)	—	—	—	—
Plus: FultonFirst implementation and asset disposals	2,795	(207)	(270)	(47)	10,001
Less: Tax impact of adjustments	(791)	(905)	(1,064)	(1,337)	(5,360)
Operating net income (numerator)	$101,947	$103,859	$103,201	$98,016	$91,473

Total average assets	$32,013,163	$31,924,038	$31,901,574	$31,971,601	$32,098,852
Less: Average net core deposit intangible	(60,726)	(65,999)	(71,282)	(77,039)	(83,173)
Total operating average assets (denominator)	$31,952,437	$31,858,039	$31,830,292	$31,894,562	$32,015,679

Operating return on average assets(2)	1.27%	1.29%	1.30%	1.25%	1.14%

Operating return on average common shareholders' equity (tangible)
Net income available to common shareholders	$96,408	$97,892	$96,636	$90,425	$66,058
Less: Other (1)	(4,989)	(738)	(9)	(122)	(269)
Less: Gain on acquisition, net of tax	—	—	—	—	2,689
Plus: Intangible amortization	5,365	5,368	5,460	6,269	6,282
Plus: Acquisition-related expense	802	—	—	380	9,637
Plus: FDIC special assessment	(95)	—	—	—
Plus: FultonFirst implementation and asset disposals	2,795	(207)	(270)	(47)	10,001
Less: Tax impact of adjustments	(814)	(929)	(1,088)	(1,361)	(5,387)
Adjusted net income available to common shareholders (numerator)	$99,472	$101,386	$100,729	$95,544	$89,011

Average shareholders' equity	$3,464,539	$3,361,368	$3,304,015	$3,254,125	$3,219,026
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(615,600)	(620,986)	(626,383)	(632,254)	(638,507)
Average tangible common shareholders' equity (denominator)	$2,656,061	$2,547,504	$2,484,754	$2,428,993	$2,387,641

Operating return on average common shareholders' equity (tangible)(2)	14.86%	15.79%	16.26%	15.95%	14.83%

Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$3,490,447	$3,413,598	$3,329,246	$3,274,321	$3,197,325
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(612,996)	(618,361)	(623,729)	(629,189)	(635,458)
Tangible common shareholders' equity (numerator)	$2,684,573	$2,602,359	$2,512,639	$2,452,254	$2,368,989

Total assets	$32,118,400	$31,995,086	$32,040,448	$32,132,028	$32,071,810
Less: Goodwill and intangible assets	(612,996)	(618,361)	(623,729)	(629,189)	(635,458)
Total tangible assets (denominator)	$31,505,404	$31,376,725	$31,416,719	$31,502,839	$31,436,352

Tangible common equity to tangible assets	8.52%	8.29%	8.00%	7.78%	7.54%

(1) Results are annualized.
(2) Includes loan recovery adjustments of $5.0 million and $0.6 million in the fourth quarter of 2025 and the third quarter of 2025, respectively, reflected in the provision for credit losses related to a loan acquired in the Acquisition.

	Three months ended
	Dec 31	Sep 30		Jun 30	Mar 31	Dec 31
	2025	2025		2025	2025	2024
Efficiency ratio
Non-interest expense	$212,986	$196,574		$192,811	$189,460	$216,615
Less: Acquisition-related expense	(802)	—		—	(380)	(9,637)
Less: FDIC special assessment	95	—		—	—	—
Less: FultonFirst implementation and asset disposals	(2,795)	207		270	47	(10,001)
Less: Intangible amortization	(5,365)	(5,368)		(5,460)	(6,269)	(6,282)
Operating non-interest expense (numerator)	$204,119	$191,413		$187,621	$182,858	$190,695

Net interest income	$266,042	$264,198		$254,921	$251,187	$253,659
Tax equivalent adjustment	4,416	4,436		4,389	4,340	4,343
Plus: Total non-interest income	69,980	70,407		69,148	67,232	65,924
Less: Other revenue	11	(138)		(9)	(122)	(269)
Less: Gain on acquisition, net of tax	—	—		—	—	2,689
Plus: Investment securities (gains) losses, net	—	—		—	2	—
Total revenue (denominator)	$340,449	$338,903		$328,449	$322,639	$326,346

Efficiency ratio	60.0%	56.5%		57.1%	56.7%	58.4%

Operating non-interest expense to total average assets
Non-interest expense	$212,986	$196,574		$192,811	$189,460	$216,615
Less: Intangible amortization	(5,365)	(5,368)		(5,460)	(6,269)	(6,282)
Less: Acquisition-related expense	(802)	—		—	(380)	(9,637)
Less: FDIC special assessment	95	—		—	—	—
Less: FultonFirst implementation and asset disposals	(2,795)	207		270	47	(10,001)
Operating non-interest expense (numerator)	$204,119	$191,413		$187,621	$182,858	$190,695

Total average assets (denominator)	$32,013,163	$31,924,038		$31,901,574	$31,971,601	$32,098,852

Operating non-interest expenses to total average assets(1)	2.53%	2.38%		2.36%	2.32%	2.36%
(1) Results are annualized.

	Year Ended
	Dec 31	Dec 31
	2025	2024
Operating net income available to common shareholders
Net income available to common shareholders	$381,361	$278,495
Less: Other (1)	(5,858)	(1,805)
Plus Gain on acquisition, net of tax	—	(36,996)
Plus: Loss on securities restructuring	—	20,282
Plus: Core deposit intangible amortization	22,010	17,307
Plus: Acquisition-related expense	1,182	37,635
Plus: CECL Day 1 Provision	—	23,444
Less: Gain on sale-leaseback	—	(20,266)
Plus: FDIC special assessment	(95)	940
Plus: FultonFirst implementation and asset disposals	2,271	32,038
Less: Tax impact of adjustments	(4,097)	(23,011)
Operating net income available to common shareholders (numerator)	$396,774	$328,063	328,063

Weighted average shares (diluted) (denominator)	183,289	177,223

Operating net income available to common shareholders, per share (diluted)	$2.16	$1.85

(1) Includes a loan recovery adjustment of $5.6 million in 2025, reflected in the provision for credit losses related to a loan acquired in the Acquisition.